AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated December 8, 2000, by and between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager") and J.P. Morgan Investment Management, Inc. (the "Adviser") with respect to the J.P. Morgan Select Equity Portfolio ("Portfolio"), is entered into effective the 1st day of January, 2003.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

         1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:

-------------------- ---------------------------------------------------------
                                    Percentage of average daily net assets
---------------------- ---------------------------------------------------------
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  J.P. Morgan Select Equity         0.40% of the first $250 million
                                    of such assets, plus 0.35% of such
                                    assets over $250 million up to $500
                                    million, plus 0.30% of such assets over
                                    $500 million up to $1 billion, plus
                                    0.25% of such assets over $1 billion
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         2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of January, 2003.


                                        MET INVESTORS ADVISORY LLC

                                        By:
                                             -----------------------------------
                                              Authorized Officer


                                        J.P. MORGAN INVESTMENT MANAGEMENT, INC.

                                        By:
                                            -----------------------------------
                                              Authorized Officer